Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Tremisis Energy Acquisition Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Lawrence S. Coben, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Lawrence S. Coben                                Dated: January 31, 2006
    -------------------------------------
        Lawrence S. Coben
        Chairman of the Board and Chief
        Executive Officer
        (Principal Executive Officer)